SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

NATIONAL HEALTH INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(Address of principal executive offices)

(615) 890-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Press Release Announcing Exercise of Over-allotment Option

On March 27, 2014, National Health Investors, Inc. (the “Company”) announced that the underwriters had exercised their over-allotment option to purchase an additional $25 million in aggregate principal amount of its 3.25% Convertible Senior Notes due 2021 (the “Notes”). On Monday, March 25, 2014, the Company closed the initial offering of $175 million in aggregate principal amount of Notes. The Notes will bear interest at a rate equal to 3.25% per year and the conversion rate will initially equal 13.9260 shares of common stock per $1,000 principal amount of Notes. The purchase of the additional $25 million in aggregate principal amount of Notes closed on March 28, 2014. The total principal amount of the Notes sold was $200 million, and the net proceeds were approximately $193.6 million, after deducting the underwriting discounts and commissions and other estimated expenses of the offering payable by the Company.

The Company intends to use the net proceeds of the offering to reduce amounts outstanding under its revolving credit facility and for general working capital purposes.

The joint book-running managers for the offering were BofA Merrill Lynch and J.P. Morgan. The co-lead managers for the offering were BMO Capital Markets and KeyBanc Capital Markets. The co-managers for the offering were Capital One Securities, JMP Securities LLC, Regions Securities LLC and Stifel. The offering was made pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Press Release Announcing Entry into Amended Credit Agreement

On March 27, 2014, the Company announced that it has entered into amended $700 million senior unsecured credit facilities that include a new $450 million revolving credit facility, a new $130 million term loan and existing $120 million of existing term loans. The facilities can be expanded, subject to certain conditions, up to an additional $130 million. At closing, the new facilities replaced smaller credit facilities that originated on June 30, 2013 that provided for $370 million of total commitments.

The amended credit facilities provide for: (1) a $450 million unsecured revolving credit facility that matures in March 2019 (inclusive of an embedded 1-year extension option) with interest at 150 basis points over LIBOR; (2) a $130 million unsecured term loan that matures in June 2020 with interest at 175 basis points over LIBOR of which interest of 3.91% is fixed with an interest rate swap agreement; and (3) two existing term loans which remain in place totaling $120 million, maturing in June 2020 and bearing interest at 175 basis points over LIBOR, a notional amount of $40 million being fixed at 3.29% until 2019 and $80 million being fixed at 3.86% until 2020.

A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Title

99.1	Press Release Announcing Exercise of Over-allotment Option

99.2	Press Release Announcing Entry into Amended Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

Date: March 28, 2014	By:	/s/ J. Justin Hutchens
J. Justin Hutchens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release Announcing Exercise of Over-allotment Option

99.2	Press Release Announcing Entry into Amended Credit Agreement